Exhibit 99.1

Pacific Premier Bancorp to Participate in
2017 KBW Community Bank Investor Conference

Irvine, Calif., July 31, 2017 -- Pacific Premier Bancorp, Inc. (NASDAQ: PPBI), the holding company of Pacific Premier Bank, announced today that Steven R. Gardner, Chairman, President and Chief Executive Officer, will participate in the 2017 KBW Community Bank Investor Conference on August 1-2, 2017 in New York City. During the conference, Mr. Gardner will hold a series of meetings with institutional investors.

A copy of the investor presentation to be used at the conference can be accessed on the Presentations page in the Investor Relations section of the Company’s website at www.ppbi.com.

About Pacific Premier Bancorp, Inc.

Pacific Premier Bancorp, Inc. is the holding company for Pacific Premier Bank, one of the largest banks headquartered in Southern California with more than $6.4 billion in assets. Pacific Premier Bank is a business bank primarily focused on serving small and middle market businesses in the counties of Orange, Los Angeles, Riverside, San Bernardino, San Diego, San Luis Obispo, and Santa Barbara, California. Through its more than 25 depository branches, Pacific Premier Bank offers a diverse range of lending products including commercial, commercial real estate, construction and SBA loans, as well as specialty banking products for homeowners associations and franchise lending nationwide.

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Contact:

Pacific Premier Bancorp, Inc.

Steven R. Gardner
Chairman, President and Chief Executive Officer
949-864-8000

Ronald J. Nicolas, Jr.
Senior Executive Vice President & CFO
949-864-8000